CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Advantus Strategic Dividend Income Fund, Advantus Short Duration Bond Fund, Advantus Dynamic Managed Volatility Fund, and Advantus Managed Volatility Equity Fund, each a series of the Managed Portfolio Series, under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
September 25, 2015